Board Resolution

****Company Name:** Music Licensing, Inc.**
****Ticker Symbol:** OTC: SONG***

****Resolution Number:** 573***

****Date:** January 11, 2024***

****Subject:** Change of Company Purpose***

****WHEREAS,** the Board of Directors of Music Licensing, Inc. (the "Company") deems it necessary and beneficial to alter the Company's current purpose as the owner and operator of a US public performance rights organization;***

****WHEREAS,** the Board of Directors believes that transitioning into a diversified holding company will provide strategic advantages and opportunities for growth;***

****WHEREAS,** the Board of Directors recognizes the importance of pursuing various avenues to generate profit for the benefit of the Company and its shareholders;***

****NOW, THEREFORE, BE IT RESOLVED,** that the Company's purpose be hereby changed from that of the owner and operator of a US public performance rights organization to that of a diversified holding company, with the key goal of generating profit through any lawful means without limitation;***

****FURTHER RESOLVED,** that the officers of the Company are authorized and directed to take all actions necessary, including but not limited to filing appropriate documents with regulatory authorities, to effectuate this change in purpose;***

****FURTHER RESOLVED,** that the officers of the Company are authorized to engage legal and financial professionals to ensure compliance with all applicable laws and regulations during this transition;***

****FURTHER RESOLVED,** that the officers of the Company are authorized to make any necessary amendments to the Company's articles of incorporation and bylaws to reflect this change in purpose;***

****FURTHER RESOLVED,** that the Board of Directors affirms its commitment to acting in the best interests of the Company and its shareholders in pursuing opportunities within the parameters of the law.***

*****IN WITNESS WHEREOF,** the undersigned, being all the directors of the Company, have executed this resolution as of the date first above written.***

_____________________________ 01 / 11 / 2024

Jake P. Noch

Chief Executive Officer, Chairman of the Board of Directors, President, Secretary, and Interim Chief Financial Officer

_____________________________ 01 / 11 / 2024

Rodrigo Di Federico

Chief Technology Office & Director

_____________________________ 01 / 17 / 2024

James R. Chillemi

Independent Director

_____________________________ 01 / 11 / 2024

Paul Ring

Independent Director

_____________________________ 01 / 16 / 2024

Vito M. Roppo

Independent Director